UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

April 19, 2012

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2012, James E. Rohr, Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc. (the “Corporation”), gave a presentation at the Corporation’s 2012 Annual Meeting of Shareholders pertaining to financial performance for full year 2011 and the first quarter of 2012 and business strategies accompanied by a series of electronic slides. A copy of these slides and related material are included in this report as Exhibit 99.1 and are furnished herewith.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 20, 2012, the Corporation filed a Statement with Respect to Shares (the “Statement”) with the Secretary of State of the Commonwealth of Pennsylvania, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, $1.00 par value (the “Series P Preferred Stock”). The Statement was filed in connection with an Underwriting Agreement, dated April 19, 2012 (the “Underwriting Agreement”), with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC (collectively, “Underwriters”), under which the Corporation agreed to sell to the Underwriters 60,000,000 depositary shares (the “Depositary Shares”) each representing a 1/4,000th ownership interest in a share of the Series P Preferred Stock and granted them an option to purchase up to an additional 3,000,000 Depositary Shares to cover over-allotments, if any. Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series P Preferred Stock represented by the Depositary Share.

The Series P Preferred Stock ranks senior to the Corporation’s common stock, equally with the Corporation’s outstanding Series B, K, L and O Preferred Stock, equally with the Corporation’s Series H, I, J and M Preferred Stock when issued, and at least equally with each other series of preferred stock the Corporation may issue (except for any senior securities that may be issued with the requisite consent of the holders of the Series P Preferred Stock and all parity stock), with respect to the payments of dividends and distributions of assets upon liquidation, dissolution or winding up.

Under the terms of the Series P Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series P Preferred Stock, is subject to restrictions in the event that the Corporation does not declare dividends on the Series P Preferred Stock for the most recently completed dividend period, or, in the case of a liquidation payment, does not pay to holders of the Series P Preferred Stock the liquidation value of $100,000 per share, plus any declared and unpaid dividends.

The terms of the Series P Preferred Stock are more fully described in the Statement which is included as Exhibit 3.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On April 20, 2012, the Corporation filed the Statement with the Secretary of State of the Commonwealth of Pennsylvania, which became effective upon filing, amending our Amended and Restated Articles of Incorporation to establish the newly authorized Series P Preferred Stock of the Corporation consisting of 15,750 authorized shares.

Holders of the Series P Preferred Stock are entitled to receive when, as and if declared by the Corporation’s Board of Directors or a duly authorized committee of the Board, non-cumulative cash dividends based on the liquidation preference at a per annum rate equal to (1) 6.125% for each dividend period from the original issue date of the Series P Preferred Stock, through but excluding, May 1, 2022 (the “Fixed Rate Period”), and (2) a per annum rate equal to three-month LIBOR plus 4.0675%, for each dividend period from May 1, 2022 through the redemption date of the Series P Preferred Stock, if any (the “Floating Rate Period”). If declared by the Board of Directors or a duly authorized committee of the Board, dividends will be payable on the Series P Preferred Stock quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning August 1, 2012.

The Series P Preferred Stock has a liquidation preference of $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Liquidating distributions will be made on the Series P Preferred Stock only to the extent the Corporation’s assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series P Preferred Stock, and pro rata with any other shares of the Corporation’s stock ranking equally to the Series P Preferred Stock.

The Series P Preferred Stock does not have any maturity date. The Series P Preferred Stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after May 1, 2022 at a redemption price equal to $100,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $100,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends to the redemption date. If the Corporation redeems the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Accordingly, the Series P Preferred Stock will remain outstanding indefinitely, unless and until the Corporation decides to redeem it and receives the prior approval of the Federal Reserve Board of Governors of the Federal Reserve System applicable to bank holding companies. The Series P Preferred Stock has no preemptive or conversion rights.

The Series P Preferred Stock has no voting rights except with respect to (i) authorizing, increasing the authorized amount of, or issuing senior stock; (ii) authorizing adverse changes in the terms of the Series P Preferred Stock; (iii) certain merger events; (iv) in the case of certain dividend non-payments only, electing directors; and (v) as otherwise required under Pennsylvania law.

The terms of the Series P Preferred Stock are more fully described in the Statement which is included as Exhibit 3.1 to this Current Report on Form 8–K and is incorporated by reference herein.

Item 8.01	Other Events.

On April 24, 2012, the Corporation closed the public offering of 60,000,000 Depositary Shares pursuant to the Underwriting Agreement. The Depositary Shares and the Series P Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-164364) (the “Registration Statement”). The following documents are being filed with this report and incorporated by reference into the Registration Statement: (a) the Underwriting Agreement; (b) the Statement; (c) the Deposit Agreement dated April 24, 2012 between the Corporation, Computershare Trust Company N.A., Computershare Inc. and the holders from time to time of the Depositary Receipts described therein; (d) the Form of Certificate Representing the Series P Preferred Stock; (e) the Form of Depositary Receipt and (f) the validity opinion with respect to the Depositary Shares and the Series P Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K are furnished or filed, as applicable, herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2012	The PNC Financial Services Group, Inc.

	By:	/s/ Gregory H. Kozich
Name: Gregory H. Kozich
Title: Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing
1.1	Underwriting Agreement, dated as of April 19, 2012, among the Corporation, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC.	Filed herewith

3.1	Statement with Respect to Shares for Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P, dated April 20, 2012.	Filed herewith

4.1	Form of Certificate Representing the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series P.	Filed herewith

4.2	Deposit Agreement, dated April 24, 2012, between the Corporation, Computershare Trust Company, N.A., Computershare Inc. and the holders from time to time of the Depositary Receipts described therein.	Filed herewith

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).	Filed herewith

5.1	Opinion of George P. Long, III	Filed herewith

23.1	Consent of George P. Long, III (included in Exhibit 5.1).	Filed herewith

99.1	Slide presentation and related material for the Corporation’s 2012 Annual Meeting of Shareholders	Furnished herewith